Exhibit 99.1

OfficeMax Incorporated

263 Shuman Boulevard

Naperville, IL 60563

News Release

OfficeMax Contacts
Mike Steele	Tony Giuliano
630 864 6826	630 864 6800

For Immediate Release: February 23, 2012

OFFICEMAX REPORTS FOURTH QUARTER AND FULL YEAR 2011

FINANCIAL RESULTS

Naperville, Ill. – OfficeMax® Incorporated (NYSE:OMX), a leader in office supplies, technology and services, today announced the results for its fiscal fourth quarter and full year ended December 31, 2011. Total sales were $1,835.8 million in the fourth quarter of 2011, an increase of 3.9% from the fourth quarter of 2010, while total sales for the full year 2011 decreased 0.4% to $7,121.2 million compared to the full year 2010. For the fourth quarter of 2011, OfficeMax reported net income available to OfficeMax common shareholders of $2.9 million, or $0.03 per diluted share, compared to $12.1 million, or $0.14 per diluted share, in the fourth quarter of 2010. For the full year 2011, OfficeMax reported net income available to OfficeMax common shareholders of $32.8 million, or $0.38 per diluted share.

Results for the fourth quarter and the full year 2011 included one additional week of operation in the U.S. compared to fourth quarter and full year 2010. Total sales in the additional week were approximately $86 million, which resulted in incremental operating income of approximately $8 million and $.06 of earnings per diluted share to both the fourth quarter and full year 2011, generated primarily in the Retail Segment.

“We closed out a challenging 2011 by continuing to streamline our operations and strengthen the core business,” said Ravi Saligram, President and CEO of OfficeMax. “We are making progress in executing the strategic plan we announced in November.”

Consolidated Results

(in millions, except per-share amounts)	4Q11	4Q10	FY11	FY10
Sales	$1,835.8	$1,766.2	$7,121.2	$7,150.0
Sales growth or decrease (from prior year)	3.9%	-2.4%	-0.4%	-0.9%
Sales growth or decrease (from prior year) excl. additional week	-0.9%		-1.6%
Gross profit	$449.9	$446.0	$1,809.2	$1,849.7
Gross profit margin	24.5%	25.3%	25.4%	25.9%
Operating income	$12.6	$28.1	$86.5	$146.5
Adjusted operating income	$30.4	$30.8	$118.2	$160.6
Adjusted operating income margin	1.7%	1.7%	1.7%	2.2%
Adjusted diluted income per common share	$0.17	$0.16	$0.61	$0.89

Adjusted operating income and adjusted diluted income per share are non-GAAP financial measures that exclude the effect of certain charges and income described in the footnotes to the accompanying financial statements. A reconciliation to the company’s GAAP financial results is included in this press release.

Results for the fourth quarter and full year 2011 and 2010 included certain charges and other items that are not considered indicative of core operating activities. Fourth quarter 2011 included non-cash pre-tax charges of $11.2 million to impair fixed assets associated with certain of the company’s Retail stores in the U.S. and pre-tax severance charges of $6.6 million related primarily to employee restructurings in Canada, the U.S. and Australia. Fourth quarter 2010 included non-cash pre-tax charges of $11.0 million to impair fixed assets associated with certain of the company’s Retail stores in the U.S.; pre-tax income of $2.8 million to adjust previously established reserves for severance and store closures; and pre-tax income of $5.5 million related to the adjustment of a reserve associated with our legacy building materials manufacturing facility near Elma, Washington due to the sale of the facility’s equipment and the termination of the lease.

Excluding the items described above, adjusted operating income in the fourth quarter of 2011 was $30.4 million, or 1.7% of sales, compared to $30.8 million, or 1.7% of sales, in the fourth quarter of 2010. Adjusted net income available to OfficeMax common shareholders in the fourth quarter of 2011 was $14.5 million, or $0.17 per diluted share, compared to $13.8 million, or $0.16 per diluted share, in the fourth quarter of 2010.

Contract Segment Results

(in millions)	4Q11	4Q10	FY11	FY10
Sales	$934.8	$913.4	$3,624.1	$3,634.2
Sales growth or decrease (from prior year)	2.3%	-3.6%	-0.3%	-0.6%
Sales decrease (from prior year) excl. additional week	-1.5%		-1.2%
Gross profit margin	22.2%	22.8%	22.3%	22.8%
Segment income margin	3.0%	2.4%	2.1%	2.6%

Contract segment sales of $934.8 million in the fourth quarter of 2011 increased 2.3% (an increase of 2.1% on a local currency basis) compared to the prior year period. This increase reflected a U.S. Contract operations sales increase of 5.3% and an international Contract operations sales decrease of 4.0% in U.S. dollars (a decrease of 4.8% on a local currency basis). The U.S. Contract sales increase primarily reflects the additional week.

Contract segment sales in the additional week were approximately $35 million. Excluding the additional week, Contract segment sales in the fourth quarter decreased 1.5% (a decrease of 1.7% on a local currency basis) compared to the prior year. Excluding the additional week, U.S. Contract operations sales decreased 0.2% and international Contract operations sales decreased 4.8% on a local currency basis. The U.S. Contract performance reflects weaker sales to existing corporate accounts partially offset by sales to new customers exceeding lost sales to former customers.

Contract segment gross profit margin decreased to 22.2% in the fourth quarter of 2011 from 22.8% in the fourth quarter of 2010 due to increased delivery expense as a result of higher fuel costs and lower customer margins. Contract segment operating, selling and general and administrative expenses as a percentage of sales decreased to 19.2% in the fourth quarter of 2011 from 20.5% in the fourth quarter of 2010 primarily due to lower incentive compensation expense and lower advertising expense. Contract segment income was $28.0 million, or 3.0% of sales, in the fourth quarter of 2011 compared to $21.6 million, or 2.4% of sales, in the fourth quarter of 2010.

Retail Segment Results

(in millions)	4Q11	4Q10	FY11	FY10
Sales	$901.0	$852.8	$3,497.1	$3,515.8
Same-store sales growth or decrease (from prior year)	0.2%	-0.7%	-1.5%	-0.8%
Gross profit margin	26.9%	27.8%	28.6%	29.1%
Segment income margin	1.5%	2.2%	2.2%	3.0%

Retail segment sales increased 5.7% to $901.0 million in the fourth quarter of 2011 compared to the fourth quarter of 2010, reflecting a same-store sales increase of 0.2%. Strong same-store sales in Mexico were partially offset by a slight decline in same-store sales in the U.S. Retail segment sales in the additional week were approximately $52 million.

Retail segment gross profit margin decreased to 26.9% in the fourth quarter of 2011 from 27.8% in the fourth quarter of 2010 primarily due to increased promotional activity to drive Holiday season traffic, inventory markdowns, and the impact of higher fuel costs, partially offset by leveraging of occupancy costs. Retail segment operating, selling and general and administrative expenses as a percentage of sales were 25.5% in the fourth quarter of 2011 compared with 25.6% in the fourth quarter of 2010. Retail segment income was $13.2 million, or 1.4% of sales, in the fourth quarter of 2011 compared to $18.9 million, or 2.2% of sales, in the fourth quarter of 2010.

OfficeMax ended 2011 with a total of 978 Retail stores, consisting of 896 Retail stores in the U.S. and 82 Retail stores in Mexico. For the full year 2011, OfficeMax Retail closed 22 stores in the U.S., and opened 5 stores and closed 2 stores in Mexico.

Corporate and Other Segment Results

The Corporate and Other segment includes support staff services and certain other expenses that are not fully allocated to the Retail and Contract segments. Corporate and Other segment operating, selling and general and administrative expenses was $10.8 million in the fourth quarter of 2011 compared to $9.7 million in the fourth quarter of 2010.

Balance Sheet and Cash Flow

As of December 31, 2011 OfficeMax had total debt of $268.2 million, excluding $1,470.0 million of non-recourse debt related to timber securitization notes that have recourse limited to the timber installment notes receivable and related guarantees.

During the full year 2011, OfficeMax generated $53.7 million of cash provided by operations. OfficeMax invested $28.1 million for capital expenditures in the fourth quarter of 2011 compared to $43.4 million in the fourth quarter of 2010. For the full year 2011, OfficeMax invested $69.6 million for capital expenditures compared to $93.5 million in 2010.

Outlook

Bruce Besanko, EVP, Chief Financial Officer and Chief Administrative Officer of OfficeMax, said, “Sales trends improved in the fourth quarter but remain soft. Consequently, we will continue to streamline our cost structure, enabling us to make strategic investments in initiatives that will jump start growth.”

Based on the current environment, OfficeMax anticipates that total company sales for the first quarter will be flat as compared to the first quarter of 2011, including the impact of foreign currency translation. For the full year 2012, OfficeMax anticipates that total company sales will be flat to slightly higher than the prior year, including the projected favorable impact of foreign currency translation in 2012 and excluding the additional week in 2011. Additionally, OfficeMax anticipates that for the first quarter and full year adjusted operating income margin rate will be approximately in line with the 1.7% rate for the respective prior year periods.

The company’s outlook also includes the following assumptions for the full year 2012:

•	Capital expenditures of approximately $75-100 million, primarily related to IT, ecommerce, and infrastructure investments and upgrades

•	Depreciation & amortization of approximately $75-85 million

•	Pension expense of approximately $3 million and cash contributions to the frozen pension plans of approximately $30 million

•	Interest expense of approximately $68-73 million and interest income of approximately $41-45 million

•	An effective tax rate approximately in line with the effective tax rate in the full year 2011

•	Cash flow from operations exceeding capital expenditures

•	A net reduction in Retail store count for the year with up to 35 store closures and 1-2 store openings in the U.S., as well as 8-9 store openings and 1-2 store closures in Mexico.

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Management believes that these forward-looking statements are reasonable. However, the company cannot guarantee that the macroeconomy will perform within the assumptions underlying its projected outlook; that its initiatives will be successfully executed and produce the results underlying its expectations, due to the uncertainties inherent in new initiatives, including customer acceptance, unexpected expenses or challenges, or slower-than-expected results from initiatives; or that its actual results will be consistent with the forward-looking statements and you should not place undue reliance on them. These statements are based on current expectations and speak only as of the date they are made. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding the company that may cause results to differ from expectations are included in the company’s Annual Report on Form 10-K for the year ended December 25, 2010, under Item 1A “Risk Factors”, and in the company’s other filings with the SEC.

Conference Call Information

OfficeMax will host a webcast and conference call with analysts and investors to review its fourth quarter and full year 2011 financial results today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live audio webcast of the conference call can be accessed via the Internet by visiting the OfficeMax website at investor.officemax.com. The webcast and a podcast will be archived and available online for one year following the call and will be posted on the “Presentations” page located within the “Investors” section of the OfficeMax website.

About OfficeMax

OfficeMax Incorporated (NYSE: OMX) is a leader in both business-to-business office products solutions and retail office products. The OfficeMax mission is simple. We help our customers do their best work. The company provides office supplies and paper, in-store print and document services through OfficeMax ImPress®, technology products and solutions, and furniture to businesses and individual consumers. OfficeMax customers are served by approximately 29,000 associates through direct sales, catalogs, e-commerce and nearly 1,000 stores. To find the nearest OfficeMax, call 1-877-OFFICEMAX. For more information, visit www.officemax.com.

All trademarks, service marks and trade names of OfficeMax Incorporated used herein are trademarks or registered trademarks of OfficeMax Incorporated. Any other product or company names mentioned herein are the trademarks of their respective owners.

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OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(thousands)

	December 31, 2011	December 25, 2010
ASSETS
Current assets:
Cash and cash equivalents	$427,111	$462,326
Receivables, net	558,635	546,885
Inventories	821,999	846,463
Deferred income taxes and receivables	63,382	99,613
Other current assets	67,847	58,999

Total current assets	1,938,974	2,014,286

Property and equipment:
Property and equipment	1,308,637	1,346,558
Accumulated depreciation	(943,701)	(949,269)

Property and equipment, net	364,936	397,289

Intangible assets, net	81,520	83,231
Timber notes receivable	899,250	899,250
Deferred income taxes	370,439	284,529
Other non-current assets	414,156	400,344

Total assets	$4,069,275	$4,078,929

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$38,867	$4,560
Accounts payable	654,918	686,106
Income taxes payable	9,553	11,055
Accrued liabilities and other	309,963	342,753

Total current liabilities	1,013,301	1,044,474

Long-term debt, less current portion	229,323	270,435
Non-recourse debt	1,470,000	1,470,000

Other long-term obligations:
Compensation and benefits	393,293	250,756
Other long-term liabilities	362,442	393,253

Total other long-term liabilities	755,735	644,009

Noncontrolling interest in joint venture	31,923	49,246

Shareholders’ equity:
Preferred stock	28,726	30,901
Common stock	215,397	212,644
Additional paid-in capital	1,015,374	986,579
Accumulated deficit	(500,843)	(533,606)
Accumulated other comprehensive loss	(189,661)	(95,753)

Total shareholders’ equity	568,993	600,765

Total liabilities and equity	$4,069,275	$4,078,929

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Quarter Ended
	December 31, 2011	December 25, 2010
Sales	$1,835,783	$1,766,213
Cost of goods sold and occupancy costs	1,385,839	1,320,184

Gross profit	449,944	446,029

Operating, selling and general and administrative expenses	419,576	415,244
Asset impairments (a)	11,197	10,979
Other operating expenses (income), net (b)	6,614	(8,271)

Total operating expenses	437,387	417,952
Operating income	12,557	28,077

Other income (expense):
Interest expense	(18,415)	(18,202)
Interest income	11,087	10,786
Other income (expense), net	(20)	25

	(7,348)	(7,391)

Pre-tax income	5,209	20,686
Income tax expense	(1,680)	(7,499)

Net income attributable to OfficeMax and noncontrolling interest	3,529	13,187
Joint venture results attributable to noncontrolling interest	(113)	(459)

Net income attributable to OfficeMax	3,416	12,728

Preferred dividends	(509)	(606)

Net income available to OfficeMax common shareholders	$2,907	$12,122

Basic income per common share:	$0.03	$0.14

Diluted income per common share:	$0.03	$0.14

Weighted Average Shares
Basic	86,127	85,038
Diluted	87,333	86,722

(a)	Fourth quarters of 2011 and 2010 include non-cash charges of $11.2 million and $11.0 million, respectively, to impair fixed assets associated with certain Retail stores in the U.S. These charges reduced net income by $6.8 million and $6.7 million, or $0.08 per diluted share, for both 2011 and 2010.
(b)	Fourth quarter of 2011 includes $6.6 million of severance charges, $6.0 million in Contract related to restructuring in Australia, Canada and New Zealand and $0.6 million in Corporate. These items reduced net income by $4.7 million, or $0.05 per diluted share for the fourth quarter of 2011. Fourth quarter of 2010 includes income of $2.8 million to adjust previously established reserves for severance and store closures as well as income of $5.5 million related to the adjustment of a reserve associated with our legacy building materials manufacturing facility near Elma, Washington due to the sale of the facility's equipment and the termination of the lease. These items increased net income by $5.0 million, or $0.06 per diluted share for the fourth quarter of 2010.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Year Ended
	December 31, 2011	December 25, 2010
Sales	$7,121,167	$7,150,007
Cost of goods sold and occupancy costs	5,311,987	5,300,355

Gross profit	1,809,180	1,849,652

Operating expenses:
Operating, selling and general and administrative expenses	1,690,967	1,689,130
Asset impairments (a)	11,197	10,979
Other operating expenses, net (b)	20,530	3,077

Total operating expenses	1,722,694	1,703,186
Operating income	86,486	146,466

Other income (expense):
Interest expense	(73,136)	(73,333)
Interest income	44,000	42,635
Other income (expense), net	287	(32)

	(28,849)	(30,730)

Pre-tax income	57,637	115,736
Income tax expense	(19,517)	(41,872)

Net income attributable to OfficeMax and noncontrolling interest	38,120	73,864
Joint venture results attributable to noncontrolling interest	(3,226)	(2,709)

Net income attributable to OfficeMax	34,894	71,155

Preferred dividends	(2,123)	(2,527)

Net income available to OfficeMax common shareholders	$32,771	$68,628

Basic income per common share:	$0.38	$0.81

Diluted income per common share:	$0.38	$0.79

Weighted Average Shares
Basic	85,881	84,908
Diluted	86,997	86,512

(a)	2011 and 2010 include non-cash charges of $11.2 million and $11.0 million, respectively, to impair fixed assets associated with certain Retail stores in the U.S. These charges reduced net income by $6.8 million and $6.7 million, or $0.08 per diluted share, for both 2011 and 2010.
(b)	2011 and 2010 include charges recorded in our Retail segment related to store closures in the U.S. of $5.6 million and $13.1 million, respectively, which reduced net income available to OfficeMax common shareholders by $3.4 million and $8.0 million, or $0.04 and $0.09 per diluted share for 2011 and 2010, respectively. 2011 also includes severance charges of $14.9 million ($14.0 million in Contract, $0.3 million in Retail and $0.6 in Corporate) related to reorganizations in Canada, Australia, New Zealand and the U.S. sales and supply chain organizations. The effect of these items reduced net income by $10.3 million or $0.12 per diluted share, for 2011. 2010 also includes income of $0.6 million in our Retail segment to adjust previously established severance reserves as well as income of $9.4 million related to the adjustment of a reserve associated with our legacy building materials manufacturing facility near Elma, Washington due to the sale of the facility's equipment and the termination of the lease. The cumulative effect of these items increased net income by $6.1 million, or $0.07 per diluted share for 2010.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(thousands)

	Year Ended
	December 31, 2011	December 25, 2010
Cash provided by operations:
Net income attributable to OfficeMax and noncontrolling interest	$38,120	$73,864
Items in net income not using cash:
Depreciation and amortization	84,218	100,936
Non-cash impairment charges	11,197	10,979
Non-cash deferred taxes on impairment charges	(4,355)	(4,271)
Other	19,778	241
Changes in operating assets and liabilities:
Receivables	(14,674)	6,678
Inventory	17,269	(27,606)
Accounts payable and accrued liabilities	(54,873)	(51,515)
Repayments of loans on company owned insurance policies	—	(44,442)
Current and deferred income taxes	10,349	51,169
Other	(53,350)	(27,896)

Cash provided by operations	53,679	88,137

Cash used for investment:
Expenditures for property and equipment	(69,632)	(93,511)
Proceeds from sale of assets	259	6,173

Cash used for investment	(69,373)	(87,338)

Cash used for financing:
Cash dividends paid	(3,286)	(2,698)
Changes in debt, net	(6,116)	(22,512)
Other	(8,550)	(3,259)

Cash used for financing	(17,952)	(28,469)

Effect of exchange rates on cash and cash equivalents	(1,569)	3,426
Decrease in cash and cash equivalents	(35,215)	(24,244)
Cash and cash equivalents at beginning of period	462,326	486,570

Cash and cash equivalents at end of period	$427,111	$462,326

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	December 31, 2011			December 25, 2010
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Sales	$1,835.8	$—	$1,835.8	$1,766.2	$—	$1,766.2
Cost of goods sold and occupancy costs	1,385.8	—	1,385.8	1,320.2	—	1,320.2

Gross profit	449.9	—	449.9	446.0	—	446.0

Operating expenses:
Operating, selling and general and administrative expenses	419.6	—	419.6	415.2	—	415.2
Asset impairments (a)	11.2	(11.2)	—	11.0	(11.0)	—
Other operating expenses (income), net (b)	6.6	(6.6)	—	(8.3)	8.3	—

Total operating expenses	437.4	(17.8)	419.6	417.9	(2.7)	415.2
Operating income	12.6	17.8	30.4	28.1	2.7	30.8

Other income (expense):
Interest expense	(18.4)	—	(18.4)	(18.2)	—	(18.2)
Interest income	11.1	—	11.1	10.8	—	10.8

	(7.3)	—	(7.3)	(7.4)	—	(7.4)

Pre-tax income	5.2	17.8	23.0	20.7	2.7	23.4
Income tax expense	(1.7)	(6.3)	(8.0)	(7.5)	(1.0)	(8.5)

Net income attributable to OfficeMax and noncontrolling interest	3.5	11.5	15.0	13.2	1.7	14.9
Joint venture results attributable to noncontrolling interest	(0.1)	—	(0.1)	(0.5)	—	(0.5)

Net income attributable to OfficeMax	3.4	11.5	14.9	12.7	1.7	14.4

Preferred dividends	(0.5)	—	(0.5)	(0.6)	—	(0.6)

Net income available to OfficeMax common shareholders	$2.9	$11.5	$14.4	$12.1	$1.7	$13.8

Basic income per common share:	$0.03	$0.13	$0.17	$0.14	$0.02	$0.16

Diluted income per common share:	$0.03	$0.13	$0.17	$0.14	$0.02	$0.16

Weighted Average Shares
Basic	86,127		86,127	85,038		85,038
Diluted	87,333		87,333	86,722		86,722

Note:	Totals may not foot / crossfoot due to rounding
(a)	Fourth quarters of 2011 and 2010 include non-cash charges of $11.2 million and $11.0 million, respectively, to impair fixed assets associated with certain Retail stores in the U.S. These charges reduced net income by $6.8 million and $6.7 million, or $0.08 per diluted share, for both 2011 and 2010.
(b)	Fourth quarter of 2011 includes $6.6 million of severance charges, $6.0 million in Contract related to restructuring in Australia, Canada and New Zealand and $0.6 million in Corporate. These items reduced net income by $4.7 million, or $0.05 per diluted share for the fourth quarter of 2011. Fourth quarter of 2010 includes income of $2.8 million to adjust previously established reserves for severance and store closures as well as income of $5.5 million related to the adjustment of a reserve associated with our legacy building materials manufacturing facility near Elma, Washington due to the sale of the facility's equipment and the termination of the lease. These items increased net income by $5.0 million, or $0.06 per diluted share for the fourth quarter of 2010.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION

(unaudited)

(millions, except per-share amounts)

	Year Ended
	December 31, 2011			December 25, 2010
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Sales	$7,121.2	$—	$7,121.2	$7,150.0	$—	$7,150.0
Cost of goods sold and occupancy costs	5,312.0	—	5,312.0	5,300.3	—	5,300.3

Gross profit	1,809.2	—	1,809.2	1,849.7	—	1,849.7

Operating expenses:
Operating, selling and general and administrative expenses	1,691.0	—	1,691.0	1,689.1	—	1,689.1
Asset impairments (a)	11.2	(11.2)	—	11.0	(11.0)	—
Other operating expenses, net (b)	20.5	(20.5)	—	3.1	(3.1)	—

Total operating expenses	1,722.7	(31.7)	1,691.0	1,703.2	(14.1)	1,689.1

Operating income	86.5	31.7	118.2	146.5	14.1	160.6

Other income (expense):
Interest expense	(73.1)	—	(73.1)	(73.3)	—	(73.3)
Interest income	44.0	—	44.0	42.6	—	42.6
Other income (expense), net	0.3	—	0.3	(0.1)	—	(0.1)

	(28.8)	—	(28.8)	(30.8)	—	(30.8)

Pre-tax income	57.6	31.7	89.4	115.7	14.1	129.8
Income tax expense	(19.5)	(11.2)	(30.7)	(41.9)	(5.4)	(47.3)

Net income attributable to OfficeMax and noncontrolling interest	38.1	20.5	58.7	73.8	8.7	82.5
Joint venture results attributable to noncontrolling interest	(3.2)	—	(3.2)	(2.7)		(2.7)

Net income attributable to OfficeMax	34.9	20.5	55.4	71.1	8.7	79.8

Preferred dividends	(2.1)	—	(2.1)	(2.5)	—	(2.5)

Net income available to OfficeMax common shareholders	$32.8	$20.5	$53.3	$68.6	$8.7	$77.3

Basic income per common share:	$0.38	$0.24	$0.62	$0.81	$0.10	$0.91

Diluted income per common share:	$0.38	$0.24	$0.61	$0.79	$0.10	$0.89

Weighted Average Shares
Basic	85,881		85,881	84,908		84,908
Diluted	86,997		86,997	86,512		86,512

Note:	Totals may not foot / crossfoot due to rounding
(a)	2011 and 2010 include non-cash charges of $11.2 million and $11.0 million, respectively, to impair fixed assets associated with certain Retail stores in the U.S. These charges reduced net income by $6.8 million and $6.7 million, or $0.08 per diluted share, for 2011 and 2010.
(b)	2011 and 2010 include charges recorded in our Retail segment related to store closures in the U.S. of $5.6 million and $13.1 million, respectively, which reduced net income available to OfficeMax common shareholders by $3.4 million and $8.0 million, or $0.04 and $0.09 per diluted share for 2011 and 2010, respectively. 2011 also includes severance charges of $14.9 million ($14.0 million in Contract, $0.3 million in Retail and $0.6 in Corporate) related to reorganizations in Canada, Australia, New Zealand and the U.S. sales and supply chain organizations. The effect of these items reduced net income by $10.3 million or $0.12 per diluted share, for 2011. 2010 also includes income of $0.6 million in our Retail segment to adjust previously established severance reserves as well as income of $9.4 million related to the adjustment of a reserve associated with our legacy building materials manufacturing facility near Elma, Washington due to the sale of the facility's equipment and the termination of the lease. The cumulative effect of these items increased net income by $6.1 million, or $0.07 per diluted share for 2010.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONTRACT SEGMENT STATEMENTS OF OPERATIONS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	December 31, 2011		December 25, 2010
Sales	$934.8		$913.4

Gross profit	207.1	22.2%	208.6	22.8%
Operating, selling and general and administrative expenses	179.2	19.2%	187.0	20.5%

Segment income	$28.0	3.0%	$21.6	2.4%

	Year Ended
	December 31, 2011		December 25, 2010
Sales	$3,624.1		$3,634.2

Gross profit	809.5	22.3%	827.0	22.8%
Operating, selling and general and administrative expenses	731.8	20.2%	732.7	20.2%

Segment income	$77.7	2.1%	$94.3	2.6%

Note: Totals may not foot / crossfoot due to rounding

Note:	Management evaluates the segments’ performances using segment income which is based on operating income after eliminating the effect of certain operating items that are not indicative of our core operations such as severances, facility closures and adjustments, and asset impairments. These certain operating items are reported on the other operating expenses, net line in the Consolidated Statements of Operations.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

RETAIL SEGMENT STATEMENTS OF OPERATIONS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	December 31, 2011		December 25, 2010
Sales	$901.0		$852.8

Gross profit	242.8	26.9%	237.4	27.8%
Operating, selling and general and administrative expenses	229.6	25.5%	218.5	25.6%

Segment income	$13.2	1.5%	$18.9	2.2%

	Year Ended
	December 31, 2011		December 25, 2010
Sales	$3,497.1		$3,515.8

Gross profit	999.7	28.6%	1,022.7	29.1%
Operating, selling and general and administrative expenses	924.4	26.4%	918.8	26.1%

Segment income	$75.3	2.2%	$103.9	3.0%

Note: Totals may not foot / crossfoot due to rounding

Note:	Management evaluates the segments’ performances using segment income which is based on operating income after eliminating the effect of certain operating items that are not indicative of our core operations such as severances, facility closures and adjustments, and asset impairments. These certain operating items are reported on the other operating expenses, net line in the Consolidated Statements of Operations.

Reconciliation of non-GAAP Measures to GAAP Measures

In addition to assessing our operating performance as reported under U.S. generally accepted accounting principles (GAAP), we evaluate our results of operations before non-operating legacy items and operating items that are not indicative of our core operating activities such as severance, facility closure and adjustments, and asset impairments. We believe our presentation of financial measures before, or excluding, these items, which are non-GAAP measures, enhances our investors’ overall understanding of our recurring operational performance and provides useful information to both investors and management to evaluate the ongoing operations and prospects of OfficeMax by providing better comparisons. Whenever we use non-GAAP financial measures, we designate these measures as “adjusted” and provide a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. In the preceding tables, we reconcile our non-GAAP financial measures to our reported GAAP financial results for the fourth quarter and full year of 2011 and 2010.

Although we believe the non-GAAP financial measures enhance an investor’s understanding of our performance, our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures we use may not be consistent with the presentation of similar companies in our industry. However, we present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what we believe to be our ongoing business operations.